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                                                                   EXHIBIT 10.24

                             Note Payable Agreement

Between BANCO MERCANTIL, C.A. (BANCO UNIVERSAL), domiciled in Caracas, originally registered with the Commercial Registry kept by the former Commercial Court of the Federal District, on April 3, 1925, under No. 123, the Articles of Incorporation of which were amended and merged into one single text as evidenced by the entry made in the First Commercial Registry of the Judicial Circuit of the Capital District and State of Miranda on December 15, 2000, under No. 17, Volume 228-A First, referred to as the "BANK", represented in this proceeding by its Attorney-in-fact TRINA REYES OLIVARES, Venezuelan, of legal age, an attorney, domiciled in the city of Caracas, bearer of Identity Card NO. 3.820.795, her capacity being evidenced by a power of attorney registered with the Subaltern Office of the First Public Registry Circuit of Baruta Municipality, State of Miranda, on September 11, 2000, under No. 18, Volume 4 - Third Protocol, sufficiently authorized to execute this document, as party of the first part; and, as party of the second part, BENTON-VINCCLER, C.A., a corporation domiciled in Caracas, originally registered with the Second Commercial Registry of the Judicial Circuit of the Federal District and State of Miranda, on June 29, 1993, under No. 13, Volume 146-A Second, referred to as the "BORROWER", represented herein by CHRISTOPHER P. DELK, a United States citizen, of legal age, domiciled in Caracas, bearer of Identity Card NO. E-80.089.430 and LUIS R. GAMBOA, Venezuelan, of legal age, domiciled in Caracas, bearer of Identity Card No. V-3.019.127, sufficiently authorized by the Special Shareholders' Meeting of their principal, held on March 1, 2001, the minutes of which were registered with the Second Commercial Registry of the Judicial Circuit of the Capital District and State of Miranda, on March 5, 2001, under No. 50, Volume 38-A Second, it has been agreed to enter into this agreement to be governed by the following clauses: FIRST: The BANK grants the BORROWER an interest bearing loan of SIX MILLION UNITED STATES DOLLARS (US$6,000,000.00).
SECOND: The BORROWER agrees to use the monies received as an interest bearing loan for the execution of the project "TUCUPITA TO UM 1 PIPELINE, ALTERNATE ROUTE 10" & 12" PIPE", State of Monagas, Bolivarian Republic of Venezuela.
THIRD: The BORROWER agrees to return the monies received as an interest bearing loan within a term of FIVE (5) years as of the date of authentication of this document, by paying TWENTY (20) equal and consecutive quarterly installments, evidencing only the principal amount owed, of THREE HUNDRED THOUSAND UNITED STATES DOLLARS (US$300,000.00) each, the first of which must be paid on June 29, 2001 and the other installments on the last bank business day at the end of each subsequent calendar quarter until paid in full. FOURTH: The monies received as an interest bearing loan will bear conventional interest on the outstanding balance, under the variable rate system equivalent to LIBOR plus FIVE (5) PERCENTAGE POINTS, which will be revised, fixed and adjusted every calendar quarter on the date of each principal payment as set forth above, and shall be payable at the end of each month. For the purpose of this document, LIBOR, THE "LONDON INTERBANK OFFERED RATE", is understood to be the arithmetical average of the interest rates offered in the interbank market in London, England, by the principal Banks of that city, for three (3) month term deposits, determined at 11:00 a.m., London time, as published by REUTERS. On the dates and opportunities of each adjustment or variation, the interest rate will be automatically varied or adjusted accordingly and applied as provided for in this document without requiring a special act, advice or notice to the BORROWER, which undertakes to obtain information from the BANK about the interest rate applicable to the obligations assumed through this document. The BORROWER agrees to pay the BANK the amount of the obligations contracted herein, as well as the interest and any other related expense, in United States dollars, exclusive of any other currency. As of the date this document was written, that is, March 2, 2001, the LIBOR rate is FIVE POINT ZERO EIGHT PERCENT (5.08%). FIFTH: If the BORROWER becomes delinquent, the applicable variable interest rate will be that resulting from adding THREE (3) PERCENTAGE POINTS to the interest rate in force during the default period, calculated as indicated above. SIXTH: The BORROWER agrees to pay the BANK a ONE PERCENT (1%) commission on the outstanding balance of the loan, in a single payment. This commission is payable to the BANK on the same date as the date of authentication of this document. SEVENTH: The BORROWER expressly and irrevocably authorizes the BANK to charge or debit any account or deposit it maintains with that Banking Institution or the BORROWER's account with COMMERCEBANK, N.A., identified as No. 8300551706, all matured amounts owed in relation to the granting of this INTEREST BEARING LOAN, extinguishing BORROWER's payment obligation for the amounts due up to the amount charged or debited by the BANK either from the BANK or from the COMMERCEBANK, N.A., without it being understood that these charges give rise to novation of its obligations. EIGHTH:
The BORROWER may make special repayments of the principal due, and the total prepayment of the entire INTEREST BEARING LOAN referred to herein, only at the times when quarterly principal installments must be paid and provided it gives notice thereof to the BANK at least THIRTY (30) consecutive days in advance of the date on which such repayment or total prepayment referred to above is to be made. NINTH: The BANK may consider any and all of the obligations which have been assumed by the BORROWER by virtue of this document due and, therefore, payment in full shall be forthwith due and payable in any of the following events: 1. Failure to pay when due any one (1) of the principal installments or any one (1) of the interest installments which BORROWER must pay provided that BORROWER is given notice of the failure to pay by the BANK and is allowed to have THREE (3) Business Days upon receipt of the notice to remedy the default by making payment of the amount due to the BANK. 2. If the BORROWER assigns or delegates the rights or obligations assumed under this agreement to any individual or company. 3. If the BORROWER assigns or delegates to any individual or company, except the assignment or delegation to an Affiliate ("Affiliate" means a subsidiary of Benton Vinccler, C.A. or any other company in which Benton Oil and Gas Company holds at least 51% of the capital stock and administrative control of the company), the Unidad Monagas Sur Operating Services Agreement (for Uracoa, Bombal, Tucupita), entered into between Lagoven, S.A., a Subsidiary of Petroleos de Venezuela (currently PDVSA), Benton Oil and Gas Company and Venezolana de Inversiones y Construcciones Clerico, C.A. (VINCCLER, C.A.), on July 31, 1992 or the credit rights derived from said Agreement. 4. If the
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BORROWER fails to deliver annual Financial Statements to the BANK during the term of the credit facility within FOUR (4) MONTHS of the end of the relevant fiscal year, duly certified by a firm of Independent Auditors approved by the BANK (the BANK hereby approves the BORROWER's current audit firm Espineira, Sheldon y Asociados - member of Price-Waterhouse-Coopers) or its monthly Balance Sheets within thirty (30) days after they have been requested. 5. If the BORROWER revokes the instructions given to PDVSA EXPLORACION Y PRODUCCION, C.A., evidenced by a document authenticated before the Seventh Notary Public of Chacao Municipality, State of Miranda, Caracas Metropolitan District, on October 11, 2000, under No. 35, Volume 48 of the Books of Authentication kept by that Notary Public, such payments arising from the Agreement mentioned in subparagraph 3 of this same clause shall be deposited only in the account that the BORROWER maintains with COMMERCEBANK, N.A., account number NO. 8300551706. 6. If the BORROWER uses the monies received as an interest bearing loan for purposes other than those established in this document. 7. If there is a judicial declaration of suspension of payments by the BORROWER or if declared delinquent, bankrupt or if its assets are judicially liquidated. 8. If precautionary or executive measures prohibiting the sale or encumbrance, attachment, seizure or other type of measure are declared on the assets owned by the BORROWER and such measures are not stayed within a period of THIRTY (30) consecutive days after the date the decision to adopt these measures was issued. 9. If substantial changes are made to the current shareholding structure of the BORROWER that results in BENTON OIL AND GAS COMPANY having less THAN FIFTY-ONE PERCENT (51%) of the capital stock and administrative control of the BORROWER. 10. If the BORROWER declares cash dividends to be distributed among its shareholders while there is a principal installment or interest payment due and not paid under this document. 11. If during the term of this interest bearing loan, the BORROWER or the GUARANTOR identified below, incurs a patent default on monetary obligations assumed vis-a-vis any third party or any other type of obligation that results in the accelerated maturity of the obligations set forth in the contracts governing its relationships with such parties. 12. If at any time during the term of this interest bearing loan, it is proven that the BORROWER does not maintain appropriate insurance for the facilities where it operates or carries out its day-to-day commercial activities, according to the demands of the individual or company that owns such facilities. 13. If during the term of this INTEREST BEARING LOAN, the BORROWER suspends the production (extraction) of oil that is its corporate purpose for a term of more than thirty (30) consecutive days. 14. If the GUARANTOR, identified below, incurs any of the events of default set forth in the indenture dated November 3, 1997 signed with First Trust of New York, National Association, Trustee. On the other hand, if the GUARANTOR should prepay all the financing referred to in such indenture dated November 3, 1997, the BORROWER undertakes to renegotiate with the BANK the terms and conditions that will govern this interest bearing loan from then on. If the BORROWER and the BANK fail to reach an agreement on this matter within a maximum term of THIRTY (30) CONSECUTIVE DAYS after the occurrence of such event, the INTEREST BEARING LOAN shall be deemed due and payable and therefore the BANK may demand full and immediate payment of all monies owed by virtue of this agreement and 15. Default on any other obligation assumed by the BORROWER hereunder.
TENTH: The BORROWER agrees to pay the BANK a FLAT annual commission of ZERO POINT TWO FIVE PERCENT (0.25%) for the administration of this interest bearing loan, the first of which is payable on the date of execution of this interest bearing loan and annually thereafter calculated on the outstanding principal balance at the time of payment of the respective administration commission.
ELEVENTH: The BANK will send all account statements, as well as any other type of correspondence or notice regarding this agreement by mail or by any other written means to the address of the BORROWER: at Centro Comercial Fiorca, Piso 2, Oficina 32-2, Avenida Libertador, Maturin, Estado Monagas. The BORROWER undertakes to give written notice or any other type of notice agreed to by the BANK and the BORROWER, of any change of address that the BORROWER may have in the future. Notices or communications will be considered duly made FIVE (5) CONSECUTIVE DAYS after the BANK sends the notice or communication to the BORROWER'S address. If the notice, communication, account statement or any other kind of correspondence is sent by fax or e-mail, this period will be reduced to ONE (1) DAY. The BORROWER expressly releases the BANK from any liability, directly or indirectly, derived from any notice or communication sent to an address that is not the current address, when this is due to failure to notify in a timely manner a change of address referred to in this clause. The BORROWER undertakes to examine each statement or communication that the BANK sends, and to send written notice to the BANK of any disagreement or objection, within FIVE
(5) days of the periods indicated above, except if otherwise provided for by Law. The BORROWER expressly accepts that failure to notify its disagreement or objection, within such periods, implies acceptance by the BORROWER of the contents of the pertinent statement, notice or communication. All communications or notices that the BORROWER must send to the BANK may be sent by certified mail with acknowledgement of receipt, telex or fax, and be sent to the following address: Final Avenida Andres Bello cruce con Avenida El Lago, Edificio Mercantil No. 1, San Bernardino, Caracas. TWELFTH: The BORROWER expressly declares that this interest bearing loan is guaranteed by its parent company, BENTON OIL AND GAS COMPANY, referred to herein as the "GUARANTOR", for up to TWELVE MILLION THREE HUNDRED THOUSAND UNITED STATES DOLLARS (US$12,300,000.00) or its equivalent in local currency, that is Bolivars. THIRTEENTH: For the sole purpose of strictly complying with the provisions of Article 95 of the Law of the Central Bank of Venezuela, SIX MILLION UNITED STATES DOLLARS (US$6,000.00) is equivalent to FOUR BILLION TWO HUNDRED THIRTY-SIX MILLION BOLIVARS (BS.4,236,000,000.00), THREE HUNDRED THOUSAND UNITED STATES DOLLARS (US$300,000.00) is equivalent TO TWO HUNDRED ELEVEN MILLION EIGHT HUNDRED THOUSAND BOLIVARS (BS. 211,800,000.00), TWELVE MILLION THREE HUNDRED THOUSAND UNITED STATES DOLLARS (US$12,300,000.00) is equivalent to EIGHT BILLION SIX HUNDRED EIGHTY-THREE MILLION EIGHT HUNDRED THOUSAND BOLIVARS (BS.8,683,800,000.00), calculated at the exchange rate of SEVEN HUNDRED SIX BOLIVARS (BS.706.00) per United States dollar, stipulated by the Central Bank of Venezuela, for the closing of its operations on March 2, 2001. For all purposes
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Dated: March 8, 2001


Banco Mercantil, C.A.                                Benton-Vinccler, C.A.

/s/ Trina Reyes Olivares                             /s/ Luis R. Gamboa
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    Trina Reyes Olivares                                 Luis R. Gamboa


                                                     /s/ Christopher P. Delk
                                                     ---------------------------
                                                         Christopher P. Delk